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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                               _________________


                                   FORM 8-K
                                CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported):  February 21, 2001



                               _________________


                            MINDARROW SYSTEMS, INC.
            (Exact name of registrant as specified in its charter)


          Delaware                     0-28403                 77-0511097
(State or other jurisdiction    (Commission File Number)   (I.R.S. Employer
      of incorporation)                                    Identification No.)

101 Enterprise, Suite 340, Aliso Viejo, California               92656
   (Address of principal executive offices)                    (Zip Code)

                              ____________________
       Registrant's telephone number, including area code: (949) 916-8705


                                      N/A
         (Former name or former address, if changed since last report)
                               _________________
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Item 5.    OTHER EVENTS

       On February 21, 2001, MindArrow Systems, Inc. (the "Company") and Twelve Horses Ltd., a privately-held Irish company, announced that they had agreed to terminate a non-binding letter of intent that contemplated the acquisition of Twelve Horses Ltd. by the Company.

       Separately, in the Company's report on Form 8-K, dated February 6, 2001, the Company reported that as a result of an internal investigation, it had determined that between May 21, 1999 and March 8, 2000, stock certificates representing 1,108,051 shares (the "Discrepant Shares") were authenticated by the Company's prior transfer agent or others acting on its behalf without the Company's authorization or knowledge. In the Company's report on Form 10-Q for the quarter ended December 31, 2000, the Company stated that it did not consider a restatement of the Company's historical financial statements to be necessary with respect to the Discrepant Shares. The Company is reviewing this prior determination and conferring with its auditors about the proper accounting treatment for the Discrepant Shares and what changes may be necessary to its historical financial statements.


Item 7.      Financial Statements and Exhibits.

       (a)   Financial statements of businesses acquired.

             Not applicable.

       (b)   Pro forma financial information.

             Not applicable.

       (c)   Exhibits.

             The following exhibit is filed as a part of this report:

Exhibit No.  Description
-----------  -----------

   99.1 Text of joint press release of MindArrow Systems, Inc. and Twelve Horses Ltd. issued February 21, 2001.
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                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     MINDARROW SYSTEMS, INC.



                                     By:  /s/ MICHAEL R. FRIEDL
                                          -------------------------------------
                                          Michael R. Friedl
Date:  February 23, 2001                  Chief Financial Officer and Treasurer
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                                 EXHIBIT INDEX

Exhibit No.  Description
-----------  -----------

   99.1 Text of joint press release of MindArrow Systems, Inc. and Twelve Horses Ltd. issued February 21, 2001.